Exhibit 24

POWER OF ATTORNEY

Know all by these present, that I, the undersigned director and/or officer of Health In Tech, Inc., a Nevada corporation (the “Company”), hereby constitute and appoint Julia (LinLin) Qian, Kristy Li and Lori Babcock, and each of them, my true and lawful attorneys-in fact and agents, with full power to act, together or each without the other, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities:

1)	to execute and file for and on behalf of the undersigned any reports on Forms 3, 4 and 5 (including any amendments thereto and any successors to such forms) with respect to ownership, acquisition or disposition of securities of the Company in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder;

2)	to request electronic filing codes from the U.S. Securities and Exchange Commission (the “SEC”) by filing the Form ID (including amendments thereto) and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to file such reports with the SEC electronically;

3)	to prepare, file and submit any Notices of Proposed Sale of Securities Pursuant to Rule 144 (“Form 144”) to permit the undersigned to sell Company common stock without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Rule 144 promulgated thereunder, as amended from time to time;

4)	to do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such forms and authentication documents and timely file or otherwise submit such forms or documents with or to the SEC and any stock exchange, self-regulatory or similar authority; and

5)	to take any other action of any type whatsoever requisite, necessary or advisable to be done in connection with the foregoing which, in the opinion of such attorney-in-fact or attorneys-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact or attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact or attorneys-in-fact may approve in such attorney-in-fact’s or attorneys-in fact’s discretion.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, (i) any of the undersigned’s responsibilities to comply with the Securities Act or Section 16(a) of the Exchange Act or any liability for the undersigned’s failure to comply with such requirements or (ii) any obligation or liability that the undersigned incurs for profit disgorgement under Section 16(b) of the Exchange Act. The Company will use all reasonable efforts to apprise the undersigned of applicable filing requirements for purposes of the Securities Act or Section 16(a) of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 or Form 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney revokes and replaces any prior Power of Attorney executed by the undersigned with respect to the ownership, acquisition or disposition of securities of the Company. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 17th day of April, 2026.

/s/ Tim Johnson
By: Tim Johnson